                                                            EXHIBIT 22




                                           State or Other             % of
                                           Jurisdiction            Securities
                                             in which               Owned by
   Subsidiaries of Registrant  (2)         Incorporated            Registrant
- -------------------------------------------------------------------------------
Allied Products Finance Corporation          Delaware            100%  (1)


Aurora Corporation of Illinois.......        Illinois            100%  (1)


Allied Products Financial Services
     Corporation.....................        Delaware            100%  (1)


Bush Hog Corporation.................        Delaware            100%  (1)(3)


Coz Corporation......................        Delaware            100%  (1)(3)

Verson Corporation...................        Delaware            100%  (1)(3)


 (1)  Subsidiary included in consolidated financial statements.

 (2) Unnamed subsidiaries considered in the aggregate do not constitute a significant subsidiary.

 (3)  Effective March 18, 1994 these subsidiaries were dissolved
